Exhibit (a)(1)(B)

Letter of Transmittal

To Tender Shares of Class B Common Stock

Pursuant to the Offer to Purchase for Cash

Dated August 31, 2020

by

Marchex, Inc.

and

Edenbrook Capital, LLC

of

Up to 10,000,000 shares of Class B common stock

of

Marchex, Inc.

at

a Purchase Price of –

$1.80 per share if up to 6,000,000 shares are tendered, or

$1.96 per share if more than 6,000,000 up to 10,000,000 shares are tendered

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2020 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

The Depositary Agent for the Offer is:

Equiniti Trust Company

***By Mail: By 11:59 p.m. NYC time on Expiration Date Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858

***By Hand or Overnight Courier:

By 11:59 p.m. NYC time on Expiration Date

Equiniti Trust Company

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120-4100

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

ACCOUNT NUMBER CERT SHARES BOOK SHARES TOTAL SHARES ISSUE NUMBER

FOR OFFICE USE ONLY Approved _____________W-9 Completed _______________
DESCRIPTION OF SHARES TENDERED
Account Registration (Please Fill in, if blank) Please make any address correction below	Share Certificate(s) and Share(s) Tendered (Please attach additional signed list, if necessary)
☐ indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered (1,2)

Total Shares Tendered

(1)   If shares are held in Book-Entry form, you MUST indicate the number of shares you are tendering. Otherwise, all shares represented by Book-Entry delivered to the Depositary and Paying Agent will be deemed to have been tendered.

(2)   If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all shares represented by share certificates delivered to the Depositary and Paying Agent will be deemed to have been tendered. See Instruction 4.

The names and addresses of the registered holders of the tendered Shares should be printed, if not already printed above, exactly as they appear on the Share Certificates (as defined below) tendered hereby.

This Letter of Transmittal is to be used by stockholders if certificates for Shares are to be forwarded herewith or if shares are held in book-entry form on the records of the Depositary.

Holders of Shares whose certificates for such Shares (the “Share Certificates”) are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Depositary Agent prior to the Expiration Date (as defined in the Prospectus), must tender their Shares according to the guaranteed delivery procedure set forth in “The Offer—Guaranteed Delivery” of the Prospectus. See Instruction 2.

Indicate below the order (by certificate number) in which shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary and Paying Agent. See Instruction 15.

1st:	2nd:	3rd:	4th:

This Letter of Transmittal is to be used either if certificates for shares (as defined below) are to be forwarded herewith or, shares are held in book entry form on the records of the Depository or, unless an agent’s message is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by the Depositary and Paying Agent (as defined below) at the book-entry transfer facility (as defined in Section 3 of the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering stockholders whose certificates for shares are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation (as defined in Section 3 of the Offer to Purchase) with respect to, their shares and all other documents required hereby to the Depositary and Paying Agent prior to the Expiration Time must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2.

Please note that if you want to retain your shares, you do not need to take any action.

DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY AND PAYING AGENT.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND PAYING AGENT.

Name(s) of Registered Owners(s):

Date of Execution of Notice of Guaranteed Delivery:

ODD LOTS

(See Instruction 14)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

CONDITIONAL TENDER

(See Instruction 13)

A tendering stockholder may condition his, her or its tender of shares upon the Purchasers purchasing a specified minimum number of the shares tendered; provided that such minimum amount is at least 500 shares, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Purchasers pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified (subject to the 500 share minimum), your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is: ________________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Purchasers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

Ladies and Gentlemen:

The undersigned hereby tenders to Marchex, Inc., a Delaware corporation (the “Company”), Edenbrook Long Only Value Fund, LP, a Delaware limited partnership, and Edenbrook Value Fund, LP, a New York limited partnership, each of which are managed by Edenbrook Capital, LLC, a New York limited liability company (“Edenbrook Capital” and, together with Edenbrook Long Only Value Fund, LP and Edenbrook Value Fund, LP, “Edenbrook,” and together with the Company, the “Purchasers”) the above-described shares of common stock, par value $0.01 per share (the “shares”), of the Company, at the price per share indicated in this Letter of Transmittal, net to the seller in cash, less any applicable tax withholding and without interest, on the terms and subject to the conditions set forth in the Purchasers’ Offer to Purchase dated August 31, 2020 (the “Offer to Purchase”), and this Letter of Transmittal (which, together, with any amendments or supplements thereto or hereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged. Unless the context otherwise requires, all references to the shares shall refer to the shares of Class B common stock of the Company and all references to “shares properly tendered” shall refer to “shares properly tendered and not properly withdrawn in the Offer.”

Subject to and effective on acceptance for payment of, and payment for, the shares tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchasers, all right, title and interest in and to all the shares that are being tendered hereby and irrevocably constitutes and appoints Equiniti Trust Company (the “Depositary and Paying Agent”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such shares, to (a) deliver certificates for such shares or transfer ownership of such shares on the account books maintained by the book-entry transfer facility, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of the Purchasers, (b) present such shares for cancellation and transfer on the Company’s books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for purchase by the Purchasers, the Purchasers will acquire good title thereto, free and clear of all security interests, liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary and Paying Agent or the Purchasers, execute and deliver any additional documents deemed by the Depositary and Paying Agent or the Purchasers to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that the valid tender of shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Purchasers on the terms and subject to the conditions of the Offer.

It is a violation of Rule 14e-4 promulgated under the Exchange Act (as defined in the Offer to Purchase) for a person acting alone or in concert with others, directly or indirectly, to tender shares for such person’s own account unless at the time of tender and at the Expiration Time such person has a “net long position” in (a) the shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such shares for the purpose of tender to the Purchasers within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such shares so acquired for the purpose of tender to the Purchasers within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the undersigned’s representation and warranty to the Purchasers that (a) the undersigned has a “net long position” in shares or Equivalent Securities at least equal to the shares being tendered within the meaning of Rule 14e-4, and (b) such tender of shares complies with Rule 14e-4.

The undersigned understands that the Purchasers are offering to purchase up to 10,000,000 shares in the aggregate at a price of either (i) $1.80 per share, if up to 6,000,000 shares are tendered, and (ii) $1.96 per share, if more than 6,000,000 up to 10,000,000 shares are tendered, net to the seller in cash, less any applicable tax withholding and without interest, upon the terms and subject to the conditions described in this Offer. The undersigned understands that the Offer is a simultaneous combined offer consisting of an offer by the Company and an offer by Edenbrook. The undersigned understands that neither the Company nor Edenbrook is required to purchase all of the shares. Rather, subject to the satisfaction or waiver of the terms and conditions of the Offer, the Company and Edenbrook will each purchase 50% of those shares properly tendered.

The undersigned understands that, upon the terms and subject to the conditions of the Offer, promptly following 11:59 p.m., New York City time, on October 7, 2020 (the “Expiration Time”), the Purchasers will determine if the per share price is $1.80 or $1.96 per share, based on the number of shares properly tendered, up to 10,000,000 shares in the aggregate.

The undersigned understands that all shares the Purchasers acquire in the Offer will be acquired at the same purchase price. The undersigned understands that if more than 10,000,000 shares are properly tendered, the Purchasers will purchase all shares properly tendered on a pro rata basis, except for “odd lots” (lots held by owners of less than 100 shares), which the Purchasers will purchase on a priority basis, and except for each conditional tender whose condition was not met, which the Purchasers will not purchase. Shares properly tendered, but not purchased pursuant to the Offer will be returned to the tendering stockholders at the Purchasers’ expense promptly after the Offer expires.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Purchasers, and it may be extended, modified, suspended or terminated by the Purchasers as provided in the Offer; (2) the Offer is a simultaneous combined offer consisting of an offer by the Company and an offer by Edenbrook; (3) the undersigned is voluntarily participating in the Offer; (4) the future value of the shares is unknown and cannot be predicted with certainty; (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (6) regardless of any action that the Purchasers take with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Purchasers to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Purchasers, their respective subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Purchasers may hold certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality and any shares of stock held in the Company, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Purchasers. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Purchasers. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Purchasers.

Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for payment of the purchase price in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for payment of the purchase price to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.”

NOTE: SIGNATURE MUST BE PROVIDED BELOW.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 6, 7 and 8)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the book-entry transfer facility other than the account designated above.

Issue to:

Name

(Please Print)

Address

(Include Zip Code)
(Recipient must complete the enclosed IRS Form W9)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for shares not tendered or not accepted for payment and the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Issue:

Name

(Please Print)

Address

(Include Zip Code)

SIGN HERE

(Complete Accompanying IRS Form W-9 or Applicable IRS Form W-8)

Form W-9 and Form W-8 are also available on the IRS website (www.irs.gov)

(Signature(s) of Stockholder(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) for the shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.)

Name:	Sign Here:

(Signature(s) of Holders(s) of Shares on the line above)
Name:	Sign Here:

(Signature(s) of Holders(s) of Shares on the line above)

Dated:

Name:	Sign Here:

(Please Print on the line above)
Capacity (full title)

Address

(Include Zip Code)

GUARANTEE OF SIGNATURE(S)

APPLY MEDALLION GUARANTEE STAMP BELOW

(If Required-See Instructions 1 and 6)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the book-entry transfer facility’s system whose name appears on a security position listing as the owner of the shares) of shares tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” on this Letter of Transmittal or (b) such shares are tendered for the account of a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “eligible institution”). In all other cases, all signatures on this Letter of Transmittal must be medallion guaranteed by an eligible institution. Stockholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be medallion guaranteed. See Instruction 6.

2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith, shares are held on book entry form on the records of the Depository or, unless an agent’s message (as defined below) is utilized, if delivery of shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder validly to tender shares pursuant to the Offer, either (a) a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary and Paying Agent at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Time and either certificates for tendered shares must be received by the Depositary and Paying Agent at one of such addresses or shares must be delivered pursuant to the procedures for book-entry transfer set forth herein (and a book-entry confirmation must be received by the Depositary and Paying Agent), in each case prior to the Expiration Time, or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

Stockholders whose certificates for shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary and Paying Agent or complete the procedures for book-entry transfer prior to the Expiration Time may tender their shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Purchasers, must be received by the Depositary and Paying Agent prior to the Expiration Time and (c) the certificates for all tendered shares in proper form for transfer (or a book-entry confirmation with respect to all such shares), together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other required documents, must be received by the Depositary, in each case within two business days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that such book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Purchasers may enforce such agreement against such participant.

The method of delivery of shares, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary and Paying Agent (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their shares.

3. Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of common stock should be listed on a separate signed schedule attached hereto.

4. Partial Tenders. If fewer than all the shares represented by any certificate/book entry submitted to the Depositary and Paying Agent are to be tendered, fill in the number of shares that are to be tendered in the box entitled “Number of Shares Tendered.” In that case, if any tendered shares are purchased, a book-entry statement for the remainder of the shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, promptly after the acceptance for payment of, and payment for, the shares tendered herewith. All shares represented by certificates delivered to the Depositary and Paying Agent will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Purchasers of his or her authority to so act must be submitted with this Letter of Transmittal. Signatures on any such certificates or stock powers must be medallion guaranteed by an eligible institution.

If this Letter of Transmittal is signed by the registered owner(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be medallion guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares tendered hereby, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be medallion guaranteed by an eligible institution. See Instruction 1.

6. Stock Transfer Taxes. The Purchasers will pay any stock transfer taxes with respect to the transfer and sale of shares to it pursuant to the Offer. If, however, payment of the purchase price is to be made to, or if shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such person(s)) payable on account of the transfer to such person(s) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted with this Letter of Transmittal.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

7. Special Payment. If a check for the purchase price of any shares accepted for payment is to be issued in the name of, and certificates for any shares not accepted for payment or not tendered are to be issued in the name of a person other than the signer of this Letter of Transmittal the appropriate boxes on this Letter of Transmittal should be completed and signatures must be medallion guaranteed as described in Instructions 1 and 6.

8. Irregularities. The Purchasers will, subject to the terms and conditions of the Offer, determine in their respective discretion all questions as to the number of shares to be accepted, the price to be paid for shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares, and the Purchasers’ determinations will be final and binding on all persons participating in the Offer, subject to such participant’s disputing such determination in a court of competent jurisdiction. The Purchasers reserve the absolute right prior to the expiration of the Offer to reject any or all tenders of shares the Purchasers determine not to be in proper form or the acceptance for payment of or payment for which may, in the Purchasers’ counsel’s opinion, be unlawful. The Purchasers also reserve the absolute right to waive any conditions of the Offer with respect to all stockholders prior to the Expiration Time or any defect or irregularity in any tender with respect to any particular shares or any particular stockholder whether or not the Purchasers waive similar defects or irregularities in the case of other stockholders. No tender of shares will be deemed to have been validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchasers shall determine. None of the Purchasers, the Depositary and Paying Agent, the Information Agent (as defined in the Offer to Purchase) or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Purchasers’ reasonable interpretation of the terms of and conditions to the Offer, including the Letter of Transmittal and the instructions thereto, will be final and binding on all persons participating in the Offer, subject to such Offer participant’s disputing such determination in a court of competent jurisdiction. By tendering shares to the Purchasers, you agree to accept all decisions the Purchasers make concerning these matters and waive any right you might otherwise have to challenge those decisions. The Purchasers strongly encourage stockholders to submit completed tender materials as early as possible after you have properly considered the information in this Offer to Purchase, so that you will have as much time as possible prior the Expiration Time to correct any defects or irregularities in the materials you provide to the Purchasers.

9. Backup Withholding. In order to avoid United States backup withholding at a rate of 24% on payments of cash pursuant to the Offer, a stockholder surrendering shares in the Offer must, unless an exemption applies, provide the Depositary and Paying Agent with such stockholder’s correct taxpayer identification number (“TIN”) and certify on the Internal Revenue Service (the “IRS”) Form W-9 attached to this Letter of Transmittal and available on the IRS website that such TIN is correct, that the stockholder is not subject to backup withholding and that the stockholder is a U.S. person. If a stockholder does not provide a correct TIN or fails to provide the certifications described above, the IRS may impose a $50 penalty on such stockholder, and payment of cash to such stockholder pursuant to the Offer may be subject to backup withholding of 24%.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be refunded or credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is provided to the IRS. Payments of sale proceeds to U.S. stockholders by a broker and payments of dividends generally will be subject to information reporting to the IRS.

A tendering stockholder is required to give the Depositary and Paying Agent the TIN (i.e., taxpayer identification number or social security number) of the record owner of the shares being tendered. If the shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the IRS Form W-9 for additional guidance on which number to report.

If the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such stockholder should write “Applied For” in the space for the TIN on the IRS Form W-9. Notwithstanding that “Applied For” is written in the space for the TIN, the Depositary and Paying Agent will withhold 24% on all payments made prior to the time a properly certified TIN is provided to the Depositary and Paying Agent. However, these amounts will be refunded to such stockholder if a TIN is provided to the Depositary and Paying Agent within 60 days.

In order to establish an exemption from backup withholding, a Non-U.S. Holder must deliver to the Depositary and Paying Agent before the payment is made a properly completed and executed IRS Form W-8BEN (or other applicable IRS Form W-8 available on the IRS website) claiming such exemption. Such forms can be obtained from the Depositary and Paying Agent or the IRS at www.irs.gov.

10. Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

11. Lost, Destroyed or Stolen Certificates. If any stock certificate representing shares that you own have been lost, stolen or destroyed, please contact Computershare, Inc., in its capacity as transfer agent (the “Transfer Agent”), at (800) 962-4284 to promptly obtain instructions as to the steps that must be taken in order to replace the certificate. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. Please contact the Transfer Agent immediately to permit timely processing of the replacement documentation. You may be asked to post a bond to secure against the risk that the certificate may be subsequently recirculated. There may be a fee and additional documents may be required to replace lost certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. You are urged to send the properly completed Letter of Transmittal to the Depositary and Paying Agent immediately to ensure timely processing of documentation.

13. Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, stockholders may condition their tenders on all or a minimum number of their tendered shares being purchased (subject to the 500 share minimum).

If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased from you if any are to be purchased from you.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Purchasers accept conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Purchasers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares of common stock and checked the box so indicating. Upon selection by lot, if any, the Purchasers will limit their purchase in each case to the designated minimum number of shares of common stock.

All tendered shares of common stock will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The conditional tender alternative is made available so that a stockholder may seek to structure the purchase of shares of common stock pursuant to the Offer in such a manner that the purchase will be treated as a sale of such shares of common stock by the stockholder, rather than the payment of a dividend to the stockholder, for U.S. federal income tax purposes. If you are an odd lot holder and you tender all of your shares of common stock, you cannot conditionally tender, since your shares of common stock will not be subject to proration. It is the tendering stockholder’s responsibility to calculate the minimum number of shares of common stock that must be purchased from the stockholder in order for the stockholder to qualify for sale rather than dividend treatment. Each stockholder is urged to consult his or her own tax advisor. See Section 14 of the Offer to Purchase.

14. Odd Lots. As described in Section 1 of the Offer to Purchase, if the Purchasers are to purchase fewer than all shares properly tendered before the Expiration Time and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any stockholder who owned, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of the holder’s shares at or below the purchase price. This preference will not be available to you unless you complete the section captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

15. Order of Purchase in Event of Proration. As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification of any gain or loss on the shares purchased. See Sections 1 and 14 of the Offer to Purchase.

Delivery of the Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary and Paying Agent.

Questions and requests for assistance or for additional copies of this Letter of Transmittal, the Offer to Purchase and the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone number and location listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

90 Park Avenue New York, New York 10016

Stockholders please call toll-free: (833) 503-4130 Banks and Brokers Call: (516) 220-8356 Email: marchexinfo@equiniti.com